PROSPECTUS SUPPLEMENT                         This Prospectus Supplement, filed
FOR THE PERIOD ENDING                         pursuant to Rule 424(b)(3),
OCTOBER 31, 1997 TO                           relates to Registration Statement
PROSPECTUS DATED                              33-71504-01 and the Prospectus
NOVEMBER 16, 1993                             dated November 16, 1993


                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 17, 1997


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)


Delaware                        0-23108                     Not Applicable
--------                        -------                     --------------
(State of                       (Commission                 (IRS Employer
organization)                   File Number)                Identification No.)



c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                           19720
-------------------------------------------------------
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code: (302) 323-7184



                                 Not Applicable
                 ----------------------------------------------
                 (Former address, if changed since last report)


                                  Page 1 of 110
                         Index to Exhibits is on page 7

Item 5.  Other Events

A) Series 1993-1:
On November 17, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the October 1997 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B) Series 1993-2:
On November 17, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the October 1997 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C) Series 1993-3:
On November 17, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the October 1997 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D) Series 1994-2:
On November 17, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the October 1997 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(d) hereto.

E) Series 1994-3:
On November 17, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the October 1997 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(e) hereto.

F) Series 1994-A:
On November 17, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the October 1997 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(f) hereto.

G) Series 1995-1:
On November 17, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the October 1997 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(g) hereto.

H) Series 1995-2:
On November 17, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the October 1997 Due Period with respect to Series 1995-2, which is attached as Exhibit 20 (h) hereto.

I)   Series 1995-3:
On November 17, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the October 1997 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(i) hereto.

J) Series 1996-1:
On November 17, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the October 1997 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(j) hereto.

K) Series 1996-2:
On November 17, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the October 1997 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(k) hereto.

L) Series 1996-3:
On November 17, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the October 1997 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(l) hereto.

M) Series 1996-4:
On November 17, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the October 1997 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(m) hereto.

N) Series 1997-1:
On November 17, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the October 1997 Due Period with respect to Series 1997-1, which is attached as Exhibit 20(n) hereto.

O) Series 1997-2:
On November 17, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the October 1997 Due Period with respect to Series 1997-2, which is attached as Exhibit 20(o) hereto.

P) Series 1997-3:
On November 17, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the October 1997 Due Period with respect to Series 1997-3, which is attached as Exhibit 20(p) hereto.

Q) Series 1997-4:
On November 17, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the October 1997 Due Period with respect to Series 1997-4, which is attached as Exhibit 20(q) hereto.

Item 7.  Financial Statements and Exhibits
(c) Exhibits

Exhibit No.           Description
-----------           -----------

20(a)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1993-1.

20(b)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1993-2.

20(c)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1993-3.

20(d)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1994-2.

20(e)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1994-3.

20(f)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1994-A.

20(g)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1995-1.

20(h)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1995-2.

20(i)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1995-3.

20(j)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1996-1.

20(k)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1996-2.

20(l)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1996-3.

20(m)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1996-4.

20(n)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1997-1.

20(o)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1997-2.

20(p)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1997-3.

20(q)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1997-4.

                                   SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          DISCOVER CARD MASTER TRUST I
                                  (Registrant)

                           By: GREENWOOD TRUST COMPANY
                               as originator of the Trust


                           By:       John J. Coane
                               --------------------------------------------
                               John J. Coane
                               Vice President, Director of
                               Accounting and Treasurer

Date: November 17, 1997

                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------
20(a)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1993-1.

20(b)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1993-2.

20(c)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1993-3.

20(d)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1994-2.

20(e)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1994-3.

20(f)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1994-A.

20(g)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1995-1.

20(h)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1995-2.

20(i)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1995-3.

20(j)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1996-1.

20(k)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1996-2.

20(l)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1996-3.

20(m)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1996-4.

20(n)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1997-1.

20(o)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1997-2.

20(p)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1997-3.

20(q)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      October 31, 1997, for Series 1997-4.